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                                                                    Exhibit 99.1
[GRAPHIC LOGO OMITTED]

                                 OCWEN FINANCIAL CORPORATION(R)
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FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
                                       ROBERT J. LEIST, JR.
                                       VICE PRESIDENT & CHIEF ACCOUNTING OFFICER
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com

                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                              FIRST QUARTER RESULTS

WEST PALM BEACH, FL - (May 9, 2001) Ocwen Financial Corporation (NYSE: OCN) today reported a net loss for its first quarter ended March 31, 2001 of $(23.5) million, or $(0.35) per share, compared to a net loss of $(5.1) million or $(0.07) per share for the 2000 first quarter. In addition to continued investment in OTX, the results reflect a number of non-cash charges, including provisions for losses on discount loans, increases in reserves for loss on affordable housing assets and an addition to the valuation allowance for deferred taxes.

Chairman and CEO William C. Erbey stated "Despite our first quarter results, we made excellent progress towards achieving our strategic goals. In our residential loan servicing business the unpaid principal balance of loans serviced for others, including loans acquired but not yet boarded, grew to $19.1 billion at March 31, 2001, an 82% increase over year end 2000. Additionally, in April we closed on another $1.8 billion in unpaid principal balance of servicing from Metropolitan Mortgage & Securities Co., Inc.

In our technology businesses at OTX, transaction volume on the REALTransSM system grew significantly in the first quarter of 2001 as compared to the fourth quarter of 2000.

We also made progress in exiting from our capital-intensive businesses. Excluding servicing advances and mortgage servicing rights, total assets at March 31, 2001 were reduced by $270.3 million or 13.6% as compared to December 31, 2000. Our plan is to continue to reduce our exposure. For example, in the month of April we sold or resolved another $48.6 million of commercial assets. This progress, however, was not made without some cost. In the first quarter our residential discount loan, commercial loan and unsecured businesses incurred an aggregate pretax loss of $12.1 million. A significant component of this loss was the recording of provisions for losses on loans, discount loans and REO aggregating $14.3 million. Similarly, our Affordable Housing business incurred a pretax loss of $7.9 million, including the addition of $4.5 million of reserves for losses on the expected sale of these assets. Additionally, we recorded a non-cash after tax charge of $10.0 million to increase our deferred tax asset valuation allowance.

While near term pressure on earnings will continue during our transition, we are confident that the Company's $479.0 million of equity, $302.1 million of cash and cash equivalents and newly executed servicing advance financing agreements provide the liquidity and financial strength necessary to achieve our long term objectives."

The Loan Servicing business segment reported record net income of $5.3 million in the first quarter of 2001 as compared to net income of $3.7 million in the first quarter of 2000. The number of loans serviced for others as of March 31, 2001, including both those boarded and those that will be boarded over the next several months grew to 280,000 at the end of the first quarter as compared to 165,000 at the end of 2000. It is expected that net income in this business will further increase as the newly acquired loans are boarded over the next several months.

Continuing investments in OTX in the first quarter of 2001 resulted in a net loss of $(8.5) million, compared to $(4.5) million in the 2000 first quarter. These results reflect the ongoing effort in OTX to complete the development of its advanced technology products and to broaden its marketing campaigns, the costs of which are reflected in current earnings. Additionally, first quarter results for OTX included a non-recurring pretax charge of $3.2 million to record the final payment made in connection with the acquisition in 1997 of one of OTX's subsidiaries. The integration of Washington Mutual and other customers onto the REALTrans system is expected to generate significant increases in OTX's revenues in the second half of 2001.

The discount loan businesses, including Residential, Commercial and Unsecured, reported net losses of $(1.1), $(5.0) and $(1.4) million, respectively, in the first quarter of 2001. These results primarily reflect pretax provisions for loan losses totaling $14.1 million in these three business units in the first quarter. These provisions, which are largely non-cash charges, were recorded in response to changes in the first quarter in the credit quality of the assets or, in the case of the Unsecured business segment, slower than anticipated collection experience.

The Affordable Housing business posted a net loss of $(4.6) million in the 2001 first quarter as compared to net income of $1.2 million in 2000. These losses include pretax reserves of $4.5 million recorded on properties that are not currently classified as held for sale.

First quarter 2001 results included extraordinary gains of $2.2 million (net of tax) as compared to $2.1 million in the first quarter of 2000. The extraordinary gains were earned on the repurchase at a discount of $15.8 million par amount of the Company's 10 7/8% Capital Trust Securities and $4.2 million par amount of the Company's 11 7/8% Senior Notes. The Company will continue to evaluate additional debt repurchases during 2001.

Income tax expense for the first quarter of 2001 included a non-cash provision for a valuation allowance on the Company's deferred tax asset of $10.0 million. No such provision was recorded in the first quarter of 2000. The Company has established this allowance based upon generally accepted accounting principles that require it to estimate that portion of the deferred tax asset that may not be realized for financial reporting purposes in the near future. The Company's ability to utilize the deferred tax asset and its need for the valuation allowance ultimately will depend on future profitability.

RECENT DEVELOPMENTS

On April 18, 2001, the Company acquired the servicing rights to more than $1.8 billion in mortgage loans from Metropolitan Mortgage & Securities Co., Inc. The servicing rights to approximately 31,000 loans will be transferred.

On April 18, 2001, the Company executed a Receivables Financing Facility Agreement with Greenwich Capital Financial Products, Inc. ("Greenwich"), whereby the Company borrowed $23.9 million collateralized by certain of the Company's servicing advances. According to a Commitment Letter signed in connection with the execution of the Agreement, the Company has agreed to finance at least $200 million of servicing advances with Greenwich over the course of the next two years.

On April 20, 2001, the Company executed a Loan and Security Agreement with Credit Suisse First Boston whereby the Company may borrow up to $100 million over the next year collateralized by certain of the Company's servicing advances. The Company borrowed approximately $38.1 million on this credit line on the date of execution.

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com. REALTransSM is the property of Ocwen Financial Corporation.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology such as "will," "continue," "expect," "further," "generate," "reduce," "plan," "ongoing," "develop," "anticipate," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including changes in market conditions as they exist on the date hereof, applicable economic environments, government fiscal and monetary policies, prevailing interest or currency exchange rates, effectiveness of interest rate, currency and other hedging strategies, laws and regulations affecting financial institutions and real estate operations (including regulatory fees, capital requirements, income and property taxation and environmental compliance), uncertainty of foreign laws, competitive products, pricing and conditions, credit, prepayment, basis, default, subordination and asset/liability risks, loan servicing effectiveness, the ability to identify acquisitions and investment opportunities meeting OCN's investment strategy, satisfaction or fulfillment of agreed upon terms and conditions of closing or performance, timing of transaction closings, software integration, development and licensing effectiveness, change or damage to the Company's computer equipment and the information stored in its data centers, availability of adequate and timely sources of liquidity, dependence on existing sources of funding, ability to repay or refinance indebtedness (at maturity or upon acceleration), availability of discount loans and servicing rights for purchase, size of, nature of and yields available with respect to the secondary market for mortgage loans, financial, securities and securitization markets in general, allowances for loan losses, geographic concentrations of assets, changes in real estate conditions (including valuation, revenues and competing properties), adequacy of insurance coverage in the event of a loss, the market prices of the common stock of OCN, other factors generally understood to affect the real estate acquisition, mortgage, servicing and leasing markets, securities investments and the software and technologies industries, and other risks detailed from time to time in OCN's reports and filings with the Securities and Exchange Commission, including its periodic reports on Forms 8-K, 10-Q and 10-K, including Exhibit 99.1 attached to OCN's Form 10-K for the year ended December 31, 2000.


INTEREST INCOME AND EXPENSE


For the three months ended March 31,                                    2001          2000
------------------------------------------------------------------   ----------    ----------
(Dollars in thousands)
INTEREST INCOME:
  Federal funds sold and repurchase agreements ...................   $    1,644    $    1,709
  Trading securities .............................................        5,700            --
  Securities available for sale ..................................           --        12,869
  Loans available for sale .......................................          221           807
  Investment securities and other ................................          346           327
  Loan portfolio .................................................        1,883         3,968
  Match funded loans and securities ..............................        2,483         3,311
  Discount loan portfolio ........................................       12,540        25,099
                                                                     ----------    ----------
                                                                         24,817        48,090
                                                                     ----------    ----------
INTEREST EXPENSE:
  Deposits .......................................................       18,071        24,685
  Advances from the Federal Home Loan Bank .......................            4            --
  Securities sold under agreements to repurchase .................            2         2,640
  Bonds - match funded agreements ................................        2,966         3,356
  Obligations outstanding under lines of credit ..................          720         3,471
  Notes, debentures and other interest bearing obligations .......        5,117         9,244
                                                                     ----------    ----------
                                                                         26,880        43,396
                                                                     ----------    ----------
  Net interest (loss) income before provision for loan losses ....   $   (2,063)   $    4,694
                                                                     ==========    ==========


NET (LOSS) INCOME BY BUSINESS SEGMENT

For the three months ended March 31,                                     2001          2000
------------------------------------------------------------------   ----------    ----------
(Dollars in thousands)
 Single family residential discount loans ........................   $   (1,089)   $    3,086
 Commercial loans ................................................       (5,031)          694
 Domestic residential mortgage loan servicing ....................        5,278         3,731
 Investment in low-income housing tax credits ....................       (4,610)        1,217
 OTX .............................................................       (8,535)       (4,475)
 Commercial Real Estate ..........................................          100           693
 UK operations ...................................................           --        (1,542)
 Subprime single family residential lending ......................        1,066        (4,561)
 Unsecured collections ...........................................       (1,364)       (2,173)
 Ocwen Realty Advisors ...........................................           87           142
 Corporate items and other .......................................       (9,418)       (1,910)
                                                                     ----------    ----------
                                                                     $  (23,516)   $   (5,098)
                                                                     ==========    ==========

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


For the three months ended March 31,                                                            2001            2000
-----------------------------------------------------------------------------------------   ------------    ------------
NET INTEREST INCOME:
  Income ................................................................................   $     24,817    $     48,090
  Expense ...............................................................................         26,880          43,396
                                                                                            ------------    ------------
  Net interest income before provision for loan losses ..................................         (2,063)          4,694
  Provision for loan losses .............................................................          8,120           2,608
                                                                                            ------------    ------------
  Net interest (loss) income after provision for loan losses ............................        (10,183)          2,086
                                                                                            ------------    ------------

NON-INTEREST INCOME:
  Servicing and other fees ..............................................................         31,117          24,166
  Gain on interest earning assets, net ..................................................           (645)         10,994
  Unrealized gain on trading and match funded securities, net ...........................          4,003              --
  Impairment charges on securities available for sale ...................................             --          (6,833)
  Loss on real estate owned, net ........................................................           (984)         (7,007)
  Gain on other non interest earning assets, net ........................................            456             138
  Net operating gains on investments in real estate .....................................          2,554           5,553
  Amortization of excess of net assets acquired over purchase price .....................          4,583           2,794
  Other income ..........................................................................          2,046           1,139
                                                                                            ------------    ------------
                                                                                                  43,130          30,944
                                                                                            ------------    ------------
NON-INTEREST EXPENSE:
  Compensation and employee benefits ....................................................         20,935          16,583
  Occupancy and equipment ...............................................................          3,093           3,263
  Technology and communication costs ....................................................         10,148           5,621
  Loan expenses .........................................................................          4,235           3,930
  Net operating losses on investments in certain low-income housing tax credit interests.          5,062           1,499
  Amortization of excess of purchase price over net assets acquired .....................            778             773
  Professional services and regulatory fees .............................................          4,026           3,839
  Other operating expenses ..............................................................          2,579           2,566
                                                                                            ------------    ------------
                                                                                                  50,856          38,074
                                                                                            ------------    ------------
Distributions on Company-obligated, mandatorily redeemable securities of
    subsidiary trust holding solely junior subordinated debentures of the Company .......          2,053           3,194
Equity in income (losses) of investments in unconsolidated entities .....................             45          (2,260)
                                                                                            ------------    ------------
Loss before income taxes and extraordinary gain .........................................        (19,917)        (10,498)
Income tax (expense) benefit ............................................................         (5,762)          3,255
                                                                                            ------------    ------------

Loss before extraordinary gain ..........................................................        (25,679)         (7,243)
Extraordinary gain on repurchase of debt, net of taxes ..................................          2,163           2,145
                                                                                            ------------    ------------
Net loss ................................................................................   $    (23,516)   $     (5,098)
                                                                                            ============    ============

(LOSS) EARNINGS PER SHARE:
  Basic:
    Loss before extraordinary gain ......................................................   $      (0.38)   $      (0.10)
    Extraordinary gain ..................................................................           0.03            0.03
                                                                                            ------------    ------------
    Net loss ............................................................................   $      (0.35)   $      (0.07)
                                                                                            ============    ============

  Diluted:
    Loss before extraordinary gain ......................................................   $      (0.38)   $      (0.10)
    Extraordinary gain ..................................................................           0.03            0.03
                                                                                            ------------    ------------
    Net loss ............................................................................   $      (0.35)   $      (0.07)
                                                                                            ============    ============

Weighted average common shares outstanding:
  Basic .................................................................................     67,152,363      68,222,987
                                                                                            ============    ============

  Diluted ...............................................................................     67,152,363      68,222,987
                                                                                            ============    ============

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              March 31,      December 31,
                                                                                2001             2000
                                                                             ------------    ------------
ASSETS:
Cash and amounts due from depository institutions ........................   $     39,413    $     18,749
Interest earning deposits ................................................          9,990         134,987
Federal funds sold and repurchase agreements .............................        155,500              --
Trading securities, at fair value:
  Collateralized mortgage obligations (AAA-rated) ........................         97,196         277,595
  Subordinates, residuals and other securities ...........................        109,461         112,647
Loans available for sale, at lower of cost or market .....................         10,096          10,610
Real estate held for sale ................................................         21,623          22,670
Low-income housing tax credit interests held for sale ....................        100,800          87,083
Investment securities, at cost ...........................................         13,257          13,257
Loan portfolio, net ......................................................         77,983          93,414
Discount loan portfolio, net .............................................        439,649         536,028
Match funded loans and securities, net ...................................        110,470         116,987
Investments in low-income housing tax credit interests ...................         54,213          55,729
Investments in unconsolidated entities ...................................            447             430
Real estate owned, net ...................................................        136,267         146,419
Investment in real estate ................................................        116,125         122,761
Premises and equipment, net ..............................................         42,483          43,152
Income taxes receivable ..................................................         34,980          30,261
Deferred tax asset, net ..................................................         82,171          95,991
Advances on loans and loans serviced for others ..........................        299,609         227,055
Mortgage servicing rights ................................................         67,477          51,426
Other assets .............................................................         49,479          52,169
                                                                             ------------    ------------
                                                                             $  2,068,689    $  2,249,420
                                                                             ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
  LIABILITIES:
  Deposits ...............................................................   $  1,133,691    $  1,258,360
  Bonds - match funded agreements ........................................         99,732         107,050
  Obligations outstanding under lines of credit ..........................         32,796          32,933
  Notes, debentures and other interest bearing obligations ...............        169,130         173,330
  Accrued interest payable ...............................................         26,470          22,096
  Excess of net assets acquired over purchase price ......................         32,082          36,665
  Accrued expenses, payables and other liabilities .......................         32,070          36,030
                                                                             ------------    ------------
     Total liabilities ...................................................      1,525,971       1,666,464
                                                                             ------------    ------------

  Company obligated, mandatorily redeemable securities of subsidiary
    trust holding solely junior subordinated debentures of the Company....         63,685          79,530

  STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value; 20,000,000 shares authorized;
      0 shares issued and outstanding.....................................             --              --
   Common stock, $.01 par value; 200,000,000 shares authorized;
     67,152,363 shares issued and outstanding at March 31, 2001,
     and December 31, 2000, respectively..................................            672             672
   Additional paid-in capital ............................................        223,177         223,163
   Retained earnings .....................................................        255,678         279,194
   Accumulated other comprehensive income, net of taxes:
     Net unrealized gain on securities available for sale ................             --              --
     Net unrealized loss on derivative financial instruments .............            (20)             --
     Net unrealized foreign currency translation (loss) gain .............           (474)            397
                                                                             ------------    ------------
   Total stockholders' equity ............................................        479,033         503,426
                                                                             ------------    ------------
                                                                             $  2,068,689    $  2,249,420
                                                                             ============    ============

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